Exhibit 10.3

FORM OF CONTRIBUTION AGREEMENT
CONTRIBUTION AGREEMENT (this “Agreement”), dated as of __________, 2015, by and between NorthStar Realty Europe Corp., a Maryland corporation (“NRE”), and NorthStar Realty Finance Corp., a Maryland corporation (“NRE”).
RECITALS
WHEREAS, NRE and NRF will be parties to a Separation Agreement, dated as of the date hereof (the “Separation Agreement”), pursuant to which NRF will (i) spin-off its European commercial real estate business into a separate publicly traded company, NRE (the “Spin-Off”), and (ii) distribute to the Recipients (as defined in the Separation Agreement) all of the outstanding common stock of NRE in accordance with the terms of the Distribution (as defined in the Separation Agreement);
WHEREAS, in connection with the transactions described on Annex I hereto (the “Separation Transactions”) and to further capitalize NRE, NorthStar Realty Finance Limited Partnership (the “NRF Operating Partnership”) has transferred (i) all of the equity interests in certain of its subsidiaries and (ii) $250 million in cash, to NorthStar Realty Europe Limited Partnership (the “NRE Operating Partnership”) on or prior to the date hereof pursuant to the contribution agreements attached on Annex II hereto;
WHEREAS, the NRF Operating Partnership has distributed all of the partnership common units of the NRE Operating Partnership to NRF and holders of certain equity interests in the NRF Operating Partnership, causing approximately 99% of the partnership common units of the NRE Operating Partnership to be held by NRF and approximately 1% of the partnership common units of the NRE Operating Partnership to be held by the holders of certain equity interests in the NRF Operating Partnership;
WHEREAS, NRF desires to contribute to NRE all of the outstanding partnership common units of the NRE Operating Partnership that NRF currently owns in exchange for additional shares of NRE’s common stock (the “Contribution”); and
WHEREAS, in consideration of the substantial actions and expense that have been taken in connection with the Spin-Off, the parties hereto are entering into this Agreement to bind each other to effect the Contribution as part of the Separation Transactions.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by this Agreement, the parties agree as follows:
1.Contribution and Issuance of NRE Shares. In connection with the Separation Transactions, NRF hereby agrees to contribute and NRE agrees to accept, effective as of 11:03 p.m. New York City time on the date of this Agreement, all of the outstanding partnership common units of the NRE Operating Partnership that NRF currently owns. In exchange for the Contribution, NRE hereby agrees to issue to NRF a number of shares of NRE common stock equal to one share of NRE common stock for every six shares of NRF common stock that will be outstanding as of 5:01 PM on October 22, 2015, minus the number of shares of NRE common stock owned by NRF prior to such issuance. It is the intention of the parties hereto that after the shares of NRE common stock are issued to NRF pursuant to this section, NRF shall own an amount of NRE common stock that is equivalent to one-sixth of the number of shares of common stock of NRF that are outstanding as of 5:01 PM on October 22, 2015.
2.    Further Assurances. Each party hereto agrees to take such further actions as may be reasonably necessary to effect the transactions contemplated by this Agreement, including the Separation Transactions, and cooperate in all matters relating to the Separation Transactions. Such cooperation shall include, but not be limited to, obtaining all consents, licenses, sublicenses or approvals necessary for such party to effect the Separation Transactions.
3.    Complete Agreement; Construction. This Agreement, including the Annex hereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.
4.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to each other party.
5.    Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement shall not waive or diminish that party’s right to demand strict performance thereafter of that or any other provision hereof.
6.    Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.
7.    Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of each other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided that any party may assign this Agreement to a purchaser of all or substantially all of the properties and assets of such party so long as such purchaser expressly assumes, in a written instrument in form reasonably satisfactory to the non-assigning parties, the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of the assigning party to be performed or observed.
8.    Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon any other person any remedy, claim, liability, reimbursement, cause of action or other right of any kind.
9.    Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

SC1:3919561.4

10.    Annex. The Annex shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.
11.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.
12.    Waiver of Jury Trial. The parties hereto hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement.
13.    Specific Performance. From and after the Distribution Date (as defined in the Separation Agreement), in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the parties agree that the party to this Agreement who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that, from and after the Distribution Date, the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any loss, that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.
14.    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
[Signature Page Follows]

SC1:3919561.4

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NORTHSTAR REALTY EUROPE CORP.

Name:
Title:

NORTHSTAR REALTY FINANCE CORP.

Name:
Title:

[Signature Page to Contribution Agreement]

Annex I
Separation Transactions

1.
NRF contributes its 5.1% ownership interest in Trias Holdings-T(US), LLC and its 5.1% ownership interest in Prime Holdings-T(US), LLC to NRF Operating Partnership pursuant to the contribution agreement included in Annex II to the Contribution Agreement.

2.
NRF Operating Partnership contributes (i) all of its rights, title, and interest in Trias Holdings-T(US), LLC, Prime Holdings-T(US), LLC, Symbol Holdings-T(US), LLC and Dukes Court-T(UK), LLC, and (ii) $250 million in cash, to NRE Operating Partnership in exchange for a number of partnership common units in NRE Operating Partnership calculated pursuant to the contribution agreement included in Annex II to the Contribution Agreement.

3.
NRF Operating Partnership distributes partnership common units of NRE Operating Partnership, pro rata, to NRF and holders of certain equity interests in NRF Operating Partnership based on their percentage ownership in NRF Operating Partnership.

4.
NRF contributes all of the outstanding common units of the NRE Operating Partnership that it owns to NRE in exchange for such number of shares of NRE common stock equal to one share of NRE common stock for every six shares of NRF common stock that will be outstanding as of 5:01 PM on October 22, 2015, minus the number of shares of NRE owned by NRF prior to such issuance.

5.	NRF distributes one share of NRE common stock, par value $0.01 per share, for every six shares of NRF common stock held by the Record Holders (as defined in the Separation Agreement).